UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011 (March 1, 2011)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 1, 2011, Bernard J. Duroc-Danner informed Helix Energy Solutions Group, Inc. (the “Company”), that he was resigning from the Board of Directors of the Company effective upon the adjournment of the 2011 Annual Meeting of Shareholders to be held Wednesday, May 11, 2011.  Mr. Duroc-Danner’s decision to resign was not the result of a disagreement with Company or with the Company’s operations, policies or practices; it resulted from time and geographic constraints arising from his obligations as the President and Chief Executive Officer of Weatherford International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           March 7, 2011

HELIX ENERGY SOLUTIONS GROUP, INC.

By:              /s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer